                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                 FRANKLIN ELECTRONICS PUBLISHERS, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

   The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company"), a Pennsylvania corporation, will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Friday, August 2, 2002, at 10:00 A.M., for the following purposes:

      (1) To elect eight directors of the Company to serve for a term of one year;

      (2) To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

      (3) To consider and act upon such other matters as may properly come before the meeting.

       Only shareholders of record at the close of business on June 14, 2002 are entitled to vote at the meeting.

   You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                        By order of the Board of Directors,

                                        GREGORY J. WINSKY,
                                        Secretary

Burlington, New Jersey
July 10, 2002

                 FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                               -----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                August 2, 2002

                               -----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the "Company") to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New
York, on Friday, August 2, 2002, at 10:00 A.M., and at any adjournments thereof.

   Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than the election of directors. Broker "non-votes" are not counted in the tabulations of the votes cast on any of the proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this meeting which involve a broker "non-vote."

   The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is July 10, 2002.

   Shareholders of record at the close of business on June 14, 2002 will be entitled to one vote for each share of Common Stock of the Company then held. There were outstanding on such date 7,946,882 shares of common stock, no par value ("Common Stock") and 3,767 shares of Series A 10% Convertible Preferred Stock (the "Convertible Preferred Stock"). The holder of the Convertible Preferred Stock is entitled to one vote for each of the 753,375 shares of Common Stock into which the Convertible Preferred Stock is convertible.

                             ELECTION OF DIRECTORS

   Eight directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

                                                                       Year
                                                                     Became a
  Name of Nominee               Principal Occupation             Age Director
  ---------------               --------------------             --- --------
  Edward H. Cohen.. Counsel, Katten Muchin Zavis Rosenman        63    1987
  Barry J. Lipsky.. President and Chief Executive Officer of the
                      Company                                    51    1997
  Leonard M. Lodish Professor of Marketing, Wharton School of
                      the University of Pennsylvania             58    1987
  James Meister.... Retired Executive, formerly President and
                      Chief Executive Officer, Kings Super
                      Markets, Inc.                              60    1996
  Howard L. Morgan. Vice Chairman, idealab! Corporation          56    1981
  Jerry R. Schubel. President, Aquarium of the Pacific           66    1991
  James H. Simons.. Chairman of the Board, Renaissance
                      Technologies Corp.                         64    1981
  William H. Turner Chairman of PNC Bank, New Jersey             62    1994

   No family relationship exists between any director and executive officer of the Company.

   Mr. Cohen has, since February 2002, been counsel to, and for more than five years prior thereto was a partner in, the New York City law firm of Katten Muchin Zavis Rosenman. Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Levcor International, Inc., a converter of textiles for sale to domestic apparel manufacturers, Merrimac Industries, Inc., a manufacturer of passive RF and microwave components for industry, government and science, and Voice Powered Technology International, Inc., an approximately 82% owned subsidiary of the Company.

   Mr. Lipsky joined the Company as Vice President in February, 1985. He was elected Executive Vice President of the Company in 1997, Interim President and Chief Operating Officer in April 1999 and President and Chief Executive Officer of the Company in May 1999. Mr. Lipsky is a director of Voice Powered Technology International, Inc.

   Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is a director of Information Resources, Inc., a marketing research and decision support systems firm, and J&J Snack Foods, Inc., a producer and marketer of specialty foods.

   Mr. Meister retired in July 1998 from his position as President and Chief Executive Officer of Kings Super Markets, Inc., a food retailer owned by Marks & Spencer p.l.c., a position which he had held for more than the prior five years. He is a director of PIC International Group, Inc., a life sciences company in the United Kingdom.

   Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm, and since January 1999 has been the Vice Chairman of idealab! Corporation, which creates and operates internet companies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania from 1972 through 1986. He is a director of Unitronix Corp., a software supplier, Cylink Corp., a developer of software for secure communications, Segue Software, Inc., a developer of automated software systems, Infonautics Corp., a provider of online information, and MyPoints.com, Inc., a provider of web direct mail.

   Dr. Schubel became President and Chief Executive Officer of the Aquarium of the Pacific in 2002. He was formerly President and Chief Executive Officer of the New England Aquarium from 1974 to 2002. From 1974 to 1994, Dr. Schubel was the Director of the Marine Sciences Research Center of the State University of New York at Stonybrook, New York.

   Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Cylink Corp., Segue Software, Inc. and Symbol Technologies, Inc., a producer of bar code technology based products.

   Mr. Turner became Chairman of PNC Bank, New Jersey in 2000 after joining the bank as President in August, 1997. Prior to that, he had served as President and Co-Chief Executive Officer of the Company from October 1, 1996. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc., a manufacturer of automotive replacement products, Volt Information Sciences, Inc., a provider of varied equipment and services to the telecommunications and print media industries, and New Jersey Resources Corporation, a provider of energy services.

   The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Dr. Simons and Messrs. Turner and Cohen, and a Stock Option and Compensation Committee (the "Compensation Committee"), consisting of Drs. Simons and Morgan and Mr. Meister. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee functions pursuant to a written charter. The Audit Committee held four meetings during the fiscal year ended March 31, 2002. The Board of Directors of the Company has determined that although Dr. Simons may not be an independent director, it is nonetheless in the Company's best interest that Dr. Simons serve on the Company's Audit Committee. The Compensation Committee is charged with administering the Company's 1998 Stock Option Plan ("Option Plan"), and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held one meeting during the fiscal year ended March 31, 2002.

   During the fiscal year ended March 31, 2002, there were four regularly scheduled and three special meetings of the Board of Directors. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves other than (i) Kenneth D. Cron, a director who resigned from the Company's Board of Directors effective March 12, 2002, who did not attend any of such meetings, (ii) Leonard
M. Lodish who attended three of such meetings and (iii) Jerry R. Schubel who attended four of such meetings.

   The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Common Stock as of May 30, 2002 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) all directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table on page 6 hereof other than Ms. Tracy and Mr. Garthwaite and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

                                                                Amount
                                                             Beneficially Percent of
Name of Beneficial Owner                                        Owned       Class
------------------------                                     ------------ ----------
Bermuda Trust Company Ltd., Trustee (1).....................  1,684,640      16.5%
James H. Simons (2).........................................    817,205       8.0%
Dimensional Fund Advisors (3)...............................    550,600       5.4%
Barry J. Lipsky.............................................    286,062       2.8%
Gregory J. Winsky (4).......................................    198,620       1.9%
Howard L. Morgan (5)........................................    120,597         *
Jerry R. Schubel............................................     88,699         *
William H. Turner...........................................     80,411         *
Edward H. Cohen.............................................     78,886         *
Leonard M. Lodish...........................................     77,597         *
Arnold D. Levitt............................................     75,166         *
James Meister...............................................     53,972         *
All executive officers and directors as a group (10 persons)                 34.9%

--------
*  less than 1%

(1) Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries. The address of Bermuda Trust Company Ltd. is Front Street, Hamilton, Bermuda.
(2) Includes 16,954 shares held by or for the benefit of members of Dr. Simons' immediate family, 9,198 shares held by a fund in which Dr. Simons has indirect shared power to vote and dispose of the shares, 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder, and 791,000 shares which may be issued upon conversion of 3,955 shares of the Convertible Preferred Stock.
(3) Information as to shares of Common Stock owned by Dimensional Fund Advisors is as of December 31, 2001 as set forth in a Schedule 13G dated February 12, 2002 and filed with the Securities and Exchange Commission.
(4) Includes 1,600 shares held in trust for the benefit of Mr. Winsky's children.
(5) Includes 5,250 shares held for the benefit of Dr. Morgan's children.

   The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Simons, 73,886 shares; Mr. Lipsky, 246,740 shares; Dr. Morgan, 81,347 shares; Mr. Cohen, 73,886 shares; Dr. Schubel, 73,886 shares; Mr. Turner, 57,411 shares; Dr. Lodish, 67,597 shares; and Mr. Meister, 47,972 shares. The foregoing table also includes 251,006 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

   The Company has been notified by an individual shareholder that such shareholder beneficially owns an aggregate of 1,069,900 shares of the Company's Common Stock, constituting approximately 10.5% of the Company's outstanding Common Stock. However, the Company has no independent confirmation of such ownership and such shareholder has not, as of July 1, 2002, made the requisite filings with the Securities and Exchange Commission. Accordingly, such shareholder is not included in the foregoing table.

   Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10 percent of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 2002, except that the shareholder referenced in the preceding paragraph has not made any flings under Section 16(a).

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

   The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the person who served as the Company's chief executive officer during the last fiscal year and its four most highly compensated executive officers, other than the chief executive officer (together, the "Named Executive Officers"), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                              Long-Term
                                     Annual Compensation     Compensation
                                 ---------------------------    Awards
                                                   Other      Securities
                                                   Annual     Underlying   All Other
                                 Salary  Bonus  Compensation   Options    Compensation
Name and Principal Position Year   $       $         $            #          $ (4)
--------------------------- ---- ------- ------ ------------ ------------ ------------
 Barry J. Lipsky........... 2002 330,000      0         0      136,119            0
 President and Chief        2001 329,423 54,637         0       86,000       40,890
 Executive Officer          2000 306,789      0         0      150,000       83,630

 Arnold D. Levitt(1)....... 2002 220,000      0    24,000       39,468            0
 Senior Vice                2001 219,616 36,364    31,000       54,000            0
 President                  2000 131,846      0    78,000       50,000            0

 Gregory J. Winsky......... 2002 220,000      0         0      104,847            0
 Executive Vice             2001 219,616 36,364         0       54,000       77,846
 President                  2000 200,000      0         0       75,000       37,948

 Toni M. Tracy (2)......... 2002 172,500      0         0        5,000            0
 Senior Vice President      2001 172,366 28,611         0       15,500            0
                            2000 172,266      0         0       15,000       26,254

 Robert L. Garthwaite (3)   2002 172,500      0         0       10,000            0
 Vice President             2001 172,260 28,611         0       23,000       13,600
                            2000 149,538      0         0       10,000        4,533

--------
(1) Mr. Levitt served as Interim Chief Financial Officer of the Company and was paid as a consultant by the Company from May 5, 1999 until August 31, 1999. Consulting fees and expenses paid pursuant to agreement with Mr. Levitt are set forth under "Other Annual Compensation." Mr. Levitt was elected Senior Vice President and Chief Financial Officer on September 1, 1999 and was paid as an employee thereafter.
(2) Ms. Tracy's employment with the Company was terminated as of March 31, 2002.
(3) Mr. Garthwaite's employment with the Company was terminated as of March 31, 2002.
(4) During the fiscal year ended March 31, 2000, the Company modified its employee vacation policy to discontinue the practice of rolling forward previously unused, accrued vacation time from year to year. In December 1999, the Company offered all employees an option to be compensated for such vacation pay in cash over four quarters and/or in shares of Common Stock. The amounts shown under "All Other Compensation" represent the dollar value of Common Stock or cash received by each Named Executive Officer in connection with such unused, accrued vacation time.

   No other annual compensation, stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 2002.





                                                                 Potential Realizable
                                  Individual Grants              Value at Assumed
                      ------------------------------------------ Annual Rates of
                      Number of   Percent of                      Stock Price
                      Securities    Total                        Appreciation for
                      Underlying   Options                        Option Term
                       Options    Granted to Exercise            --------------------
                       Granted    Employees   Price   Expiration   5%        10%
 Name                   # (1)     in Fiscal    $/sh      Date      $          $
 ----                 ----------     Year    -------- ----------  ------    -------
 Barry J. Lipsky.....  106,119(1)    11.4%     3.50    3/11/12        0    154,302
                        30,000(1)     3.2%     2.80    6/20/11   52,827    133,874
 Arnold D. Levitt....   19,468(1)     2.1%     3.50    3/11/12        0     28,307
                        20,000(1)     2.2%     2.80    6/20/11   35,218     89,250
 Gregory J. Winsky...   74,847(1)     8.1%     3.50    3/11/12        0    108,831
                        30,000(1)     3.2%     2.80    6/20/11   52,827    133,874
 Toni M. Tracy.......    5,000(2)     0.5%     2.80    6/20/11        0          0
 Robert L. Garthwaite   10,000(2)     1.1%     2.80    6/20/11        0          0

--------
(1) Options with respect to one-fourth of the shares become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

(2) These options have expired by their terms.

                         FISCAL YEAR-END OPTION VALUES

   The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of March 31, 2002. No stock options were exercised by the Named Executive Officers during the fiscal year ended March 31, 2002.

                                        Number of Securities
                                             Underlying
                                        Unexercised Options
                                         at Fiscal Year End
                                          (#) Exercisable/
                   Name                    Unexercisable
                   ----                 --------------------
                   Barry J. Lipsky.....   180,240/305,619
                   Arnold D. Levitt....    59,000/104,468
                   Gregory J. Winsky...   129,340/212,847
                   Tony M. Tracy.......          71,600/0
                   Robert L. Garthwaite          72,620/0

   The fair market value of securities underlying the options did not exceed the exercise prices of the options at fiscal year end.

                           COMPENSATION OF DIRECTORS

   Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, a non-discretionary annual grant of options under the Option Plan to purchase the number of shares of Common Stock equal to the greater of (x) 3,000 or (y) the number derived by dividing $30,000 by the fair market value of a share of Common Stock on the date of grant. No cash payment is made to any non-employee director of the Company for service as a director nor do directors receive any fees from the Company for attending meetings of the Board of Directors.

                     EMPLOYMENT CONTRACTS, TERMINATION OF
                       EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS

   The Company has instituted a severance policy for each of its executive officers, which includes each of the Named Executive Officers, who has served as such for at least one year, that provides for, inter alia, salary continuation payments based on the number of years of service performed by such executive officer on termination of employment by the Company without cause and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company. The Company also has an agreement with Mr. Levitt that provides for the payment of salary, rent reimbursement and continuation of medical coverage upon the termination of Mr. Levitt's employment.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

   The members of the Compensation Committee for the fiscal year ended March 31, 2002 were Howard Morgan, James Meister and James Simons.

   Dr. Morgan provided consulting services to the Company during the fiscal year ended March 31, 2002 and may continue to provide such services to the Company in the current fiscal year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The responsibilities of the Compensation Committee include administering the Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

  Overall Policy

   The Compensation Committee has structured the Company's compensation program
(i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation to the Company's performance by means of annual bonuses, and (iii) to link a portion of executive compensation to appreciation of the Company's stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy, and to link executive and shareholder interest through stock options.

  Base Salaries

   Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

   In establishing Mr. Lipsky's annual base salary of $339,900 for the fiscal year ending March 31, 2003, the Compensation Committee took into account the base salaries for presidents at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Lipsky's future anticipated contributions to the Company.

  Bonus Plan

   The Company's bonus plan has been used to provide incentives for the Company's executives and employees by tying profitability to an annual cash bonus distribution. The Company's bonus plan is intended to focus the executives' attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company.

   For the 2003 fiscal year, the Company will pay bonuses to those of the Named Executive Officers who remain in the Company's employ. The incentive pool for the Named Executive Officers who remain in the Company's employ will consist of an amount equal to ten percent of the Company's income before taxes and shall be distributed as follows: an amount equal to the product of (x) 2 and (y) the quotient of the aggregate amount of the incentive pool for the Named Executive Officers who remain in the Company's employ divided by the number of Named Executive Officers who remain in the Company's employ will be designated for Mr. Lipsky and the balance of such incentive pool will be designated for the other Named Executive Officers who remain in the Company's employ. The Compensation Committee, taking into account Mr. Lipsky's recommendations, will determine the amount of bonuses payable to each Named Executive Officer who remains in the Company's employ other than Mr. Lipsky.

  Long-Term Incentives

   Under the Option Plan, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                            Compensation Committee

                               Howard L. Morgan
                                 James Meister
                                James H. Simons

                               PERFORMANCE GRAPH

   The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 2002.




                                    [CHART]
                           3/31/97 3/31/98 3/31/99 3/31/00  3/31/01  3/31/02
Russell 3000 All Companies  100.00 147.695 167.690 205.042  159.403  162.222
Russell 3000 Publishing     100.00 133.342 148.042 148.704  143.810  160.401
Misc
Franklin Electronic         100.00  96.809  51.064  54.064   25.532   19.574
Publishers



Value of $100.00 Invested over five years:

        Franklin Electronic Publishers Incorporated Common Stock $ 19.57
        Russell 3000 companies.................................. $162.22
        Russell 3000 Publishing companies....................... $160.40

                            AUDIT COMMITTEE REPORT

   Management is responsible for the Company's internal financial controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

   We met and held discussions with management and Radin, Glass & Co., LLP, the Company's independent auditors. Management represented to us that the Company's financial statements for the year ended March 31, 2002 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

   We discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

   During the year ended March 31, 2002, the Company paid Radin, Glass & Co., LLP the following fees:

      Audit Fees. Approximately $115,000 for the last annual audit, including review of periodic filings with the Securities and Exchange Commission.

      Financial Information Systems Design and Implementation Fees. No fees were paid with respect to financial information systems design and implementation.

      All Other Fees. Approximately $87,000 for all other matters (which were primarily related to tax compliance and assistance on tax related matters).

   We reviewed the above information concerning the fees paid to the independent auditors for the year ended March 31, 2002, and have considered whether the provision of these services is compatible with maintaining the independence of the independent auditors.

   Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission.

                                Audit Committee

                                James H. Simons
                               William H. Turner
                                Edward H. Cohen

                             SELECTION OF AUDITORS

   The Audit Committee has recommended to the Board of Directors, and the Board of Directors has selected, Radin, Glass & Co., LLP, independent auditors, as auditors of the Company for the fiscal year ending March 31, 2003. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending March 31, 2003.

   It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in the proxy.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The law firm of Katten Muchin Zavis Rosenman, of which Mr. Cohen is counsel, was engaged as the Company's general outside counsel in the fiscal year ended March 31, 2002 and will continue to be so engaged for the fiscal year ending March 31, 2003.

   Dr. Morgan provided consulting services to the Company during the fiscal year ended March 31, 2002 and may continue to provide such services to the Company in the current fiscal year.

                                 MISCELLANEOUS

   Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 2003. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to May 30, 2003 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company at the address set forth below.

   The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

   The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

   Copies of the 2002 Annual Report to Shareholders, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

                                        By order of the Board of Directors,

                                        GREGORY J. WINSKY
                                        Secretary
One Franklin Plaza
Burlington, New Jersey 08016-4907
July 10, 2002

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 August 2, 2002

           This Proxy Is Solicited On Behalf of the Board of Directors

     The undersigned hereby appoints BARRY J. LIPSKY and GREGORY J. WINSKY, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Friday, August 2, 2002 at 10:00 A.M. at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York. The Board of Directors recommends a vote FOR proposals 1 and 2.

1.   ELECTION OF DIRECTORS

              ____ FOR all nominees              ____ WITHHOLD AUTHORITY
                                                        to vote for all nominees




     Edward H. Cohen, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard
L. Morgan, Jerry R. Schubel, James H. Simons and William H. Turner.

     Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

--------------------------------------------------------------------------------

2. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

         ___ FOR           ___ AGAINST               ___ ABSTAIN

     The proxy is authorized to transact such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                                   Dated:________________ , 2002



                                                   _____________________________
                                                           Print Name

                                                   _____________________________
                                                           Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.